UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 29, 2018, the Company and its newly formed subsidiary, eXp World Technologies, LLC acquired substantially all the assets of VirBELA, LLC (VirBELA), a California limited liability company for approximately $11,000,000.  VirBELA is a training and education software company that specializes in 3D virtual reality software.

The following unaudited pro forma condensed combined balance sheet and statement of operations are based upon the historical consolidated financial statements of eXp World Holdings, Inc. (“eXp” or “Company”) and historical financial statements of VirBELA. The pro forma financial statements have been prepared to illustrate the effect of the acquisition of VirBELA. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 reflects the pro forma effect as if the VirBELA acquisition had been consummated on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018 presents the results of operations of eXp as if eXp’s acquisition of VirBELA had been consummated on January 1, 2017.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. Our unaudited pro forma condensed combined statements of operations and explanatory notes present how our financial statements may have appeared had the businesses actually been combined as of January 1, 2017. The unaudited pro forma condensed combined balance sheet shows the impact of the acquisition as if the acquisition had occurred as of September 30, 2018.

The unaudited pro forma condensed combined financial statements are based upon the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to reflect the historical results that would have been obtained had eXp and VirBELA been a combined company during the periods presented or the results the combined company may achieve in future periods.

The acquisition has been accounted for using the purchase method of accounting under Financial Accounting Standards Board ASC 805, Business Combinations. Under the purchase method of accounting, the total estimated purchase price has been allocated on a preliminary basis to tangible and intangible assets acquired and liabilities that existed as of purchase date, as described in Note 2. The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. The final purchase price allocation is pending the finalization of appraisal valuations, which may result in an adjustment to the preliminary purchase price allocation. While management believes that its preliminary estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.

For the purposes of measuring the estimated fair market value of the assets acquired and liabilities assumed, eXp has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical financial statements and related notes included elsewhere in this Form 8-K and our historical filings, including,

•	The accompanying notes to the pro forma financial statements;

•	The consolidated financial statements of eXp as of and for the periods ended September 30, 2018 and December 31, 2017 which were previously filed with the Securities and Exchange Commission; and

•	The financial statements of VirBELA as of and for the periods ended September 30, 2018 and December 31, 2017 contained in this Form 8-K/A.

PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(UNAUDITED)

	September 30, 2018
	eXp World Holdings, Inc	VirBELA	Adjustments		Pro Forma Combined Entity

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 22,093,710	$ -	$ (6,500,000)	(a)	$ 15,593,710
Restricted cash	2,717,187	-	-		2,717,187
Accounts receivable, net of allowance $345,032 and $179,759, respectively	21,183,291	4,273	-		21,187,564
Prepaids and other assets	757,540	968	-		758,508
TOTAL CURRENT ASSETS	46,751,728	5,241	(6,500,000)		40,256,969

OTHER ASSETS
Fixed assets, net	2,319,415	23,452	-		2,342,867
Intangible assets	-	-	2,331,000	(b)	2,331,000
Goodwill	-	-	8,248,107	(c)	8,248,107
TOTAL OTHER ASSETS	2,319,415	23,452	10,579,107		12,921,974

TOTAL ASSETS	$ 49,071,143	$ 28,693	$ 4,079,107		$ 53,178,943

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,527,470	$ -	$ -		$ 1,527,470
Customer deposits	2,717,187	-	-		2,717,187
Accrued expenses	21,181,935	-	500,000	(d)	21,681,935
Current portion of other long-term liabilities	-	-	953,463	(e)	953,463
TOTAL CURRENT LIABILITIES	25,426,592	-	1,453,463		26,880,055

LONG-TERM LIABILITIES
Other long term liabilities	-	-	1,654,337	(f)	1,654,337
TOTAL LONG-TERM LIABILITIES	-	-	1,654,337		1,654,337

TOTAL LIABILITIES	25,426,592	-	3,107,800		28,534,392

STOCKHOLDERS' EQUITY
Common Stock, $0.00001 par value 220,000,000 shares authorized;
58,968,762 shares issued and outstanding at
September 30, 2018	589	-	1	(g)	590
Additional paid-in capital	79,195,251	-	999,999	(h)	80,195,250
Accumulated deficit	(55,557,542)	28,693	(28,693)	(i)	(55,557,542)
Accumulated other comprehensive income	6,253	-	-		6,253
TOTAL STOCKHOLDERS' EQUITY	23,644,551	28,693	971,307		24,644,551

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 49,071,143	$ 28,693	$ 4,079,107		$ 53,178,943

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2017
(UNAUDITED)

	eXp World Holdings, Inc	VirBELA	Pro Forma Adjustments			Pro Forma Combined Entity

Revenues	$ 156,104,544	$ 519,201	$ (405,297)	(j)		$ 156,218,448

Operating expenses
Cost of revenues	139,603,970	396,392	59,400	(k)		140,059,762
General and administrative	35,685,512	354,040	(132,886)	(k)	(l)	35,906,666
Professional fees	1,274,675	-	-			1,274,675
Sales and marketing	1,572,041	-	-			1,572,041

Total expenses	178,136,198	750,432	(73,486)			178,813,144

Net loss from operations	(22,031,654)	(231,231)	(331,811)			(22,594,696)

Other income and (expenses)
Interest income (expense)	(2,077)	(3,334)	-			(5,411)
						-
Total other income and (expenses)	(2,077)	(3,334)	-			(5,411)

Loss before income tax expense	(22,033,731)	(234,565)	(331,811)			(22,600,107)

Income tax expense	(97,234)	-	-			(97,234)

Net loss	$ (22,130,965)	$ (234,565)	$ (331,811)			$ (22,697,341)

Net loss per share attributable to common shareholders
Basic from continuing operations	$ (0.42)					$ (0.43)
Diluted from continuing operations	$ (0.42)					(0.43)

Weighted average shares outstanding
Basic	53,194,928		87,996	(m)		53,287,479
Diluted	53,194,928		87,996	(m)		53,287,479

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2018
(UNAUDITED)

	eXp World Holdings, Inc	VirBELA	Pro Forma Adjustments			Pro Forma Combined Entity

Revenues	$ 349,741,409	$ 1,179,251	$ (547,969)	(j)		$ 350,372,691

Operating expenses
Cost of revenues	319,560,992	532,384	44,550	(k)		320,137,926
General and administrative	43,447,290	259,569	(289,436)	(k)	(l)	43,417,423
Professional fees	1,770,869	-	-			1,770,869
Sales and marketing	2,130,644	-	-			2,130,644

Total expenses	366,909,795	791,953	(244,886)			367,456,862

Net income (loss) from operations	(17,168,386)	387,298	(303,083)			(17,084,171)

Other income and (expenses)
Interest income (expense)	9,387	(4,712)	-			4,675
						-
Total other income and (expenses)	9,387	(4,712)	-			4,675

Income (loss) before income tax expense	(17,158,999)	382,586	(303,083)			(17,079,496)

Income tax expense	(52,175)	-	-			(52,175)

Net income (loss)	$ (17,211,174)	$ 382,586	$ (303,083)			$ (17,131,671)

Net loss per share attributable to common shareholders
Basic from continuing operations	$ (0.30)					(0.30)
Diluted from continuing operations	$ (0.30)					(0.30)

Weighted average shares outstanding
Basic	57,069,377		74,521	(m)		57,151,134
Diluted	57,069,377		74,521	(m)		57,151,134

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements are based on eXp’s and VirBELA’s historical consolidated financial statements as adjusted to give effect to the acquisition of VirBELA.  The unaudited pro forma combined statements of operations for the nine months ended September 30, 2018 and twelve months ended December 31, 2017 give effect to the VirBELA acquisition as if it had occurred on January 1, 2017.  The unaudited pro forma combined balance sheet as of September 30, 2018 gives effect to the VirBELA acquisition as if it had occurred on September 30, 2018.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

On November 29, 2018, eXp and its newly formed subsidiary, eXp World Technologies, LLC acquired substantially all the assets of VirBELA,  a California limited liability company, for an aggregated purchase price of $11,000,000, consisting of cash paid of $7,000,000 and shares of the Company’s common stock valued at $4,000,000.  A cash payment of $6,500,000 was paid at closing with $500,000 being held by the Company to secure the Seller’s performance of certain post-close obligations and 97,371 shares of the Company’s restricted common stock having a value of $1,000,000 was issued at closing.  The remaining shares of the Company’s common stock will be issued having a value of $1,000,000 on each of the first, second and third anniversaries of the Closing Date.  The present value of future deliveries of eXp World Holdings, Inc. stock, calculated using a discount rate of 10%, is $2,607,800.  Based on the discounting, the calculated total consideration for the VirBELA acquisition is $10,607,800.

The following table shows the preliminary allocation of the purchase price of VirBELA to the acquired identifiable assets, liabilities assumed and pro formal goodwill:

September 30, 2018
Accounts receivable	$ 4,273
Inventory	968
Fixed assets	23,452
Tradename	1,169,000
Existing Technology	297,000
Non-competition agreements	125,000
Customer contracts	740,000
Goodwill	8,248,107
Total	$ 10,607,800

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet

(a) Represents the cash paid to acquire VirBELA of $6,500,000.

(b) Reflects the preliminary estimate of intangibles acquired from VirBELA.  The assets include tradenames, existing technology, non-compete agreements and customer contracts with useful lives between 3 and 17 years.

(c) Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of VirBELA assets acquired and liabilities assumed.

(d) Represents the payable held by the Company to secure the seller’s performance of certain post-close obligations.

(e) Reflects the present value of the current portion of eXp stock to be issued to the seller in the future.

(f) Reflects the present value of the long-term portion of eXp stock to be issued to the seller in the future.

(g) Reflects an increase in the par value of common stock as a result of the issuance of 97,371 shares of eXp restricted common stock at closing.

(h)  Reflects an increase in additional paid in capital as a result of the issuance of 97,371 shares of eXp restricted common stock valued at approximately $1.0 million

(i) Reflects the elimination of VirBELA’s accumulated deficit

Adjustments to the pro forma condensed statements of operations

(j) Reflects the elimination of VirBELA’s revenue earned from eXp for use of VirBELA’s virtual reality software, including revenue from the issuance of eXp common stock received for services.

(k)  Represents the increase in amortization expense associated with acquired intangible assets, based on the preliminary fair value of approximately $2.3 million. The intangibles have useful lives of 3 to 10 years and are amortized using the straight-line method.  Proforma amortization expense included in general and administrative was approximately $233,000 and $174,000 for the year ended December 31, 2017 and the nine months ending September 30, 2018, respectively.  Proforma amortization expense included in cost of revenues was approximately $59,400 and $44,550 for the year ended December 31, 2017 and the nine months ending September 30, 2018, respectively.

(l) Reflects the elimination of eXp expenses recognized for the use of VirBELA virtual reality software, including the compensation recognized by eXp for issuance of common stock to VirBELA for services.  The proforma expense eliminated was approximately $365,000 and $464,000 for the year ended December 31, 2017 and the nine months ending September 30, 2018, respectively.

(m) Represents the pro forma weighted average shares as if the shares issued as part of the acquisition were issued as of January 1, 2017 and eliminates the issuance of shares issued by eXp to VirBELA for services.